UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 20, 2009

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd.
Suite 100
Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On November 20, 2009, United Stationers Inc.’s (the “Company”) wholly-owned subsidiaries United Stationers Supply Co. (“USSC”), United Stationers Financial Services LLC (“USFS”), and United Stationers Receivables, LLC (“USR”), and Bank of America, National Association (“Bank of America”), PNC Bank, National Association (“PNC”), Enterprise Funding Company LLC (“Enterprise”), and Market Street Funding LLC (“Market Street” and, together with Bank of America, PNC and Enterprise, the “Investors”) amended the Transfer and Administration Agreement, dated as of March 3, 2009, among USSC, USFS, USR and the Investors (the “Transfer Agreement”).  The amendment amended the Company’s receivables securitization program.  The amendment (i) extended the commitment termination date from November 23, 2009 to January 22, 2010, (ii) terminated Market Street’s and PNC’s obligations under the Transfer Agreement, and (iii) reduced the maximum investment the Investors are required to provide to USR at any one time under the securitization program from $150 million to $100 million.  The Company elected to reduce the maximum investment under the program and, as a result, reduce its borrowing costs, in light of its forecasted borrowing needs.

Commencing in December 2009 Bank of America will conduct its annual review and audit of USSC’s accounts receivable collection, operating and reporting systems and other aspects of USSC’s and USFS’s business, policies and practices.  The Company expects Bank of America will complete the review and audit prior to the January 22, 2010 commitment expiration date.  Upon satisfactory conclusion of the review and audit, the Company expects to extend the securitization program.

Bank of America is also a lender under the Second Amended and Restated Five-Year Revolving Credit Agreement dated as of July 5, 2007, as amended on December 21, 2007, among USI, USSC and the lenders identified therein.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Second Amendment to the Transfer and Administration Agreement, which will be filed as an exhibit to USI’s annual report on Form 10-K for the year ending December 31, 2009.

This report contains forward-looking statements with respect to the accounts receivable securitization program and other matters discussed herein. Such information is based upon currently available information and USI’s views as of today, and actual actions, results or accounting treatments could differ. There could be a number of factors affecting the securitization program or its financial statement impact, as well as factors affecting USI’s future performance or results, including those described in USI’s latest annual report on Form 10-K. All such factors should be considered in evaluating any forward-looking statement. USI will not update any forward-looking statements in this report to reflect future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: November 20, 2009	/s/ Victoria J. Reich
Victoria J. Reich
Senior Vice President and Chief Financial Officer